Exhibit 99.2

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Virginia Commerce Bancorp, Inc.

for the upcoming Special Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free [•], on a touch-tone telephone and follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet – Please access [•], and follow the simple instructions. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet any time prior to 3:00 a.m., [•], 2013.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED ▼

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.					Please mark your votes as indicated in this example		☒

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. To approve the Agreement and Plan of Reorganization, dated as of January 29, 2013, as amended, among United Bankshares, Inc., its subsidiary George Mason Bankshares, Inc. and Virginia Commerce Bancorp, Inc. (“Virginia Commerce”), and related plan of merger, as each may be amended from time to time (the “Merger Agreement”).	☐	☐	☐	2. To approve, in a non-binding advisory vote, certain compensation that may become payable to Virginia Commerce’s named executive officers in connection with the merger contemplated by the Merger Agreement.	☐	☐	☐

				3. To grant the Virginia Commerce board of directors the right to adjourn, postpone or continue the special meeting on one or more occasions, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Dated                                                 ,2013

Signature

Signature (if held jointly)

Title(s), if any

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED ▼

REVOCABLE PROXY

VIRGINIA COMMERCE BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

[•], 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Virginia Commerce Bancorp, Inc. (“Virginia Commerce”) hereby appoints [•] and [•], jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of Virginia Commerce standing in the name of the undersigned as of the close of business on [•] at the special meeting of shareholders to be held [•], [•], 2013 at [4:00 p.m.] local time, at [The Washington Golf and Country Club, 3017 North Glebe Road, Arlington, Virginia 22207], or any adjournment or postponement thereof, on each of the matters listed below.

This proxy, when properly submitted, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR approval of the Merger Agreement, FOR the non-binding advisory resolution to approve certain compensation that may become payable to Virginia Commerce’s named executive officers in connection with the merger, and FOR the proposal, if necessary, to adjourn, postpone or continue the special meeting, on one or more occasions, if necessary and appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement. If any other matter shall be brought before the special meeting, the shares represented by this proxy will be voted by the named proxies, to the extent entitled, in accordance with their best judgment.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)